Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts —

Strategic S&P Industrial Portfolio, 2004 Series A:

We consent to the use of our report dated February 20, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 20, 2004